UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements of Capstone Green Energy Holdings, Inc. (“Capstone” or the “Company”) and the accompanying explanatory notes (the “Pro Forma Financial Information”) present the combination of the financial information of Capstone and Cal Microturbine, Inc. (“Cal Micro” or the “Target”), adjusted to give effect to the transaction as further described in Note 1 – Description of the Transaction and the pro forma effects of certain assumptions and adjustments described in the “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below.

The unaudited pro forma condensed combined balance sheet gives pro forma effect to the transaction as if it had been consummated on June 30, 2025. The unaudited pro forma condensed combined statements of operations for the three months ended June 30, 2025 and the year ended March 31, 2025 give effect to the transaction as if it had occurred on April 1, 2024, the beginning of the earliest period presented.

The following Pro Forma Financial Information is provided for informational and illustrative purposes only and does not purport to represent what the combined company’s financial position or results of operations would have been had the transaction occurred on the dates assumed, nor is it necessarily indicative of the combined company’s future financial position or results of operations. The pro forma adjustments are based on currently available information and certain assumptions that Capstone believes are reasonable and factually supportable. The Pro Forma Financial Information should be read in conjunction with the following:

•	The audited historical consolidated financial statements and notes of Capstone as of March 31, 2025 and March 31, 2024 and for each of the two years ended March 31, 2025 included in Capstone’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2025, incorporated by reference herein.
•	The unaudited historical consolidated financial statements and notes of Capstone included in Capstone’s Report on Form 10-Q for the three months ended June 30, 2025 filed with the SEC on August 8, 2025, and incorporated by reference herein.
•	The historical audited financial statements and notes of Cal Micro as of December 31, 2024 and December 31, 2023 and for each of the two years ended December 31, 2024 included elsewhere within this Form 8-K/A filed with the SEC on October 23, 2025.
•	The unaudited historical financial statements and notes of Cal Micro as of June 30, 2025 and December 31, 2024 and for the six months ended June 30, 2025 and June 30, 2024 included elsewhere within this Form 8-K/A filed with the SEC on October 23, 2025.
•	Capstone’s Form 8-K filed with the SEC on August 14, 2025, incorporated by reference herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2025

(In $ thousands)	Capstone Historical	Adjusted Cal Micro Historical (Note 3)	Transaction Accounting Adjustments	Note	Pro Forma Combined
Assets
Current Assets:
Cash	$6,628	$5,153	$(5,951)	5a	$5,830
Accounts receivable, net	10,706	7,593	(4,231)	5b	14,068
Inventories	16,583	431	327	5c	17,341
Lease receivable, current	117	608	—		725
Prepaid expenses and other current assets	3,488	457	(414)	5b	3,531
Total current assets	37,522	14,242	(10,269)		41,495
Property, plant, equipment and rental assets, net	18,715	105	—		18,820
Finance lease right-of-use assets	4,030	—	—		4,030
Operating lease right-of-use assets	5,741	431	(36)	5d	6,136
Non-current portion of inventories	3,077	—	—		3,077
Lease receivable, non-current	1,146	—	—		1,146
Other assets	2,530	716	(716)	5b	2,530
Intangible assets	—	—	3,349	5e	3,349
Goodwill	—	—	2,181	5f	2,181
Total assets	$72,761	$15,494	$(5,491)		$82,764
Liabilities, Temporary Equity and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$15,159	$4,231	$(4,231)	5b	$15,159
Accrued expenses	1,640	598	1,036	5g	3,274
Accrued salaries and wages	3,410	51	—		3,461
Accrued warranty reserve	1,134	—	—		1,134
Deferred revenue, current	10,159	6,589	(1,130)	5b	15,618
Finance lease liability, current	2,791	19	—		2,810
Operating lease liability, current	2,441	229	—		2,670
Factory protection plan liability	6,878	—	—		6,878
Deferred consideration, current	—	—	925	5h	925
Exit new money notes, net of discount, current	8,100	—	—		8,100
Total current liabilities	51,712	11,717	(3,400)		60,029
Deferred revenue, non-current	568	—	—		568
Finance lease liability, non-current	553	21	—		574
Operating lease liability, non-current	3,519	166	—		3,685
Deferred consideration, non-current	—	—	2,486	5h	2,486
Exit new money notes, net of discount, non-current	24,597	—	—		24,597
Total liabilities	80,949	11,904	$(914)		91,939
Temporary equity:
Redeemable noncontrolling interests	13,859	—	—		13,859
Stockholders’ equity (deficit):
Preferred stock	—	—	—		—
Common stock	19	10	(10)	5i	19
Non-voting common stock	1	—	—		1
Additional paid-in capital	955,765	3,580	(3,580)	5i	955,765
Accumulated deficit	(977,698)	—	(987)	5i	(978,685)
Treasury stock, at cost	(134)	—	—		(134)
Total stockholders’ equity (deficit)	(22,047)	3,590	(4,577)		(23,034)
Total liabilities, temporary equity and stockholders’ equity (deficit)	$72,761	$15,494	$(5,491)		$82,764

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2025

(In $ thousands, except share and per share amounts)	Capstone Historical	Adjusted Cal Micro Historical (Note 3)	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenue, net:
Product and accessories	$15,720	$15,734	$(11,652)	6a	$19,802
Parts and service	7,938	1,452	(1,345)	6a	8,045
Rentals	4,213	48	(36)	6a	4,225
Total revenue, net	27,871	17,234	(13,033)		32,072
Cost of goods sold:
Product and accessories	14,518	11,812	(11,652)	6a	14,678
Parts and service	3,759	1,345	(1,345)	6a	3,759
Rentals	2,030	36	(36)	6a	2,030
Total cost of goods sold	20,307	13,193	(13,033)		20,467
Gross profit	7,564	4,041	—		11,605
Operating expenses:
Research and development	814	—	—		814
Selling, general and administrative	6,921	1,063	140	6b	8,124
Total operating expenses	7,735	1,063	140		8,938
Loss from operations	(171)	2,978	(140)		2,667
Other income	436	107	—		543
Interest income	53	32	—		85
Interest expense	(1,011)	(1)	(111)	6c	(1,123)
Income (loss) before provision for income taxes	(693)	3,116	(251)		2,172
Provision for income taxes	5	47	(24)	6d	28
Net income (loss)	(698)	3,069	(227)		2,144

Net income (loss) per share—basic	$(0.04)				$0.11
Net income (loss) per share—diluted	$(0.04)				$0.08
Weighted average shares outstanding—basic	19,366,390			6e	19,366,390
Weighted average shares outstanding—diluted	19,366,390			6e	27,589,537

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2025

(In $ thousands, except share and per share amounts)	Capstone Historical	Adjusted Cal Micro Historical (Note 3)	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenue, net:
Product and accessories	$40,219	$5,733	$(2,304)	6a	$43,648
Parts and service	30,939	5,795	(3,551)	6a	33,183
Rentals	14,406	559	(352)	6a	14,613
Total revenue, net	85,564	12,087	(6,207)		91,444
Cost of goods sold:
Product and accessories	39,200	3,778	(3,777)	6a	39,201
Parts and service	13,660	3,561	(3,483)	6a	13,738
Rentals	9,406	380	(380)	6a	9,406
Total cost of goods sold	62,266	7,719	(7,640)		62,345
Gross profit	23,298	4,368	1,433		29,099
Operating expenses:
Research and development	2,667	—	—		2,667
Selling, general and administrative	26,205	3,094	1,545	6b	30,844
Total operating expenses	28,872	3,094	1,545		33,511
Loss from operations	(5,574)	1,274	(112)		(4,412)
Other income	2,317	351	—		2,668
Interest income	186	11	—		197
Interest expense	(3,944)	(30)	(445)	6c	(4,419)
Income (loss) before provision for income taxes	(7,015)	1,606	(557)		(5,966)
Provision for income taxes	175	20	111	6d	306
Net income (loss)	(7,190)	1,586	(668)		(6,272)

Net income (loss) per share—basic and diluted	$(0.38)				$(0.33)
Weighted average shares outstanding—basic and diluted	19,055,535			6e	19,055,535

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of the Transaction

On August 13, 2025 (the "Closing Date"), Capstone Green Energy LLC, a wholly owned subsidiary of Capstone Green Energy Holdings, Inc., acquired all outstanding membership interests of Cal Microturbine, LLC from Cal Micro Holdco, Inc. pursuant to the Equity Purchase Agreement, dated August 13, 2025, (the “Transaction”) for total consideration of approximately $10 million, which is comprised of $6 million, paid at closing, $4 million payable in 24 monthly installments from January 2026 through December 2027, and contingent post-closing payments tied to collections on specified pre-closing purchase orders and transactions through March 7, 2026. The deferred payments are non-interest bearing unless delayed, in which case interest accrues at a rate of 8% per annum. As a condition to closing, the Target was required to maintain a cash balance of $7.3 million, resulting in a minimum net increase to cash of $1.3 million after deducting the $6 million cash consideration to be paid at closing. The Company expects the acquisition to be self-funded through the Target’s available cash at closing and committed future cash flows from operations.

The acquisition was preceded by a reorganization in which Cal Microturbine, Inc. was converted to a Delaware limited liability company, Cal Microturbine, LLC, and became a wholly owned subsidiary of Cal Micro Holdco, Inc. The financial statements used for the pro forma presentation are for Cal Microturbine, Inc., which, following the reorganization, is substantially the same operating entity as Cal Microturbine, LLC for purposes of presenting the Transaction within the Pro Forma Financial Information.

Note 2 – Basis of Presentation

The following Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the Pro Forma Financial Information.

The Pro Forma Financial Information has been prepared using the acquisition method of accounting under ASC 805, Business Combinations (“ASC 805”), with Capstone treated as the acquirer. The acquisition method of accounting in accordance with ASC 805 requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date with limited exceptions. The Transaction Accounting Adjustments reflect preliminary estimates and are subject to change as additional information becomes available and as the analysis of facts and circumstances progresses. Actual results may differ materially from the assumptions used in the Pro Forma Financial Information.

Fiscal Year End Difference

Capstone and Cal Micro have differing fiscal year ends of March 31 and December 31, respectively. Under Rule 11-02(c)(3) of Regulation S-X, entities with different fiscal year ends may be combined provided the periods differ by no more than one fiscal quarter. Furthermore, registrants are permitted to use combinations of periods that involve overlaps or gaps in the information of the target up to one fiscal quarter, provided that the resulting annual and interim periods are of the same length required for the registrant, and there are no overlaps or gaps in the registrant’s information. Cal Micro, as acquiree, will follow the fiscal reporting of Capstone.

To comply with SEC rules and regulations for companies with different fiscal year ends, the Pro Forma Financial Information has been prepared utilizing periods that differ by one fiscal quarter. The Pro Forma Financial Information was prepared as follows:

•	The unaudited pro forma condensed combined balance sheet as of June 30, 2025 combines the unaudited consolidated balance sheet of Capstone as of June 30, 2025 with the unaudited balance sheet of Cal Micro as of June 30, 2025.
•	The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2025 combines Capstone’s consolidated statement of operations for the fiscal year ended March 31, 2025 with Cal Micro’s statement of income for the fiscal year ended December 31, 2024.
•	The unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2025 combines Capstone’s unaudited consolidated statement of operations for the three months ended June 30, 2025 with Cal Micro’s unaudited statement of income for the three months ended June 30, 2025.
•	Cal Micro’s historical statement of income for the three months ended June 30, 2025 was prepared by subtracting the unaudited statement of income for the three months ended March 31, 2025 from the unaudited statement of income for the six months ended June 30, 2025.

Cal Micro’s historical statement of income for the three months ended June 30, 2025 is reconciled as follows:

(In $ thousands)	[1] Six Months Ended June 30, 2025	[2] Three Months Ended March 31, 2025	[1] - [2] Three Months Ended June 30, 2025
Revenues	$19,644	$2,410	$17,234
Net income	3,403	334	3,069

Accounting Policy Review

During the preparation of the Pro Forma Financial Information, Capstone performed a preliminary analysis of Cal Micro’s historical financial information to identify differences in accounting policies and financial statement presentation as compared to those of Capstone. With the information currently available, Capstone has determined that there are certain accounting policy differences, and accordingly certain reclassifications have been made to conform Cal Micro’s historical financial statements to the accounting policies and presentation used by Capstone. Refer to Note 3 – Reclassifications for additional information.

Preexisting Relationship

Prior to the acquisition, Cal Micro operated as an exclusive distributor of Capstone products in California, Nevada, and Hawaii, and as a non-exclusive distributor in Oregon and Washington, pursuant to a distributor agreement dated March 8, 2021. Under this agreement, Cal Micro was authorized to market, sell, and service Capstone’s microturbine generator systems and related parts within defined geographic and market segments.

The preexisting distributor relationship resulted in significant commercial transactions between Capstone and Cal Micro prior to the acquisition, including purchases of inventory, service arrangements, customer deposits, and rentals.

At the time of acquisition, Capstone and Cal Micro were engaged in ongoing litigation and arbitration related to their distributor agreement. As a result of the Equity Purchase Agreement, these disputes were resolved and mutual releases were executed. Neither company had recorded any contingent assets or liabilities related to these matters as of June 30, 2025.

The Pro Forma Financial Information reflects adjustments to eliminate transactions between Capstone and Cal Micro for the periods presented similar to the treatment of intercompany transactions between consolidated entities.

Note 3 – Reclassifications

Reclassifications included in the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2025

Cal Micro Presentation As of June 30, 2025	Amount	Presentation Reclassifications	Note	Amount	Capstone Presentation As of June 30, 2025
Assets					Assets
Current Assets:					Current Assets:
Cash	$5,153	$—		$5,153	Cash
Accounts receivable, net of expected credit losses	7,593	—		7,593	Accounts receivable, net
Inventories, net of reserves	431	—		431	Inventories
Current portion of notes receivable	608	—		608	Lease receivable, current
Prepaid expenses	457	—		457	Prepaid expenses and other current assets
Total current assets	14,242	—		14,242	Total current assets
Property, plant and equipment, net of accumulated depreciation	105	—		105	Property, plant, equipment and rental assets, net
Right-of-use assets under operating lease	431	—		431	Operating lease right-of-use assets
Vendor deposits	716	—		716	Other assets
Total assets	$15,494	$—		$15,494	Total assets
Liabilities and Stockholders’ Deficit					Liabilities, Temporary Equity and Stockholders’ Equity (Deficit)
Current Liabilities:					Current Liabilities:
Accounts payable	$4,231	$—		$4,231	Accounts payable
Accrued expenses	215	383	a,b	598	Accrued expenses
—	—	51	a	51	Accrued salaries and wages
Deferred revenue	1,855	4,734	c	6,589	Deferred revenue, current
Income tax payable	434	(434)	b	—	—
Customer deposits	4,734	(4,734)	c	—	—
Current portion of notes payable	19	—		19	Finance lease liability, current
Current portion of operating lease liabilities	229	—		229	Operating lease liability, current
Total current liabilities	11,717	—		11,717	Total current liabilities
Notes payable, net of current portion	21	—		21	Finance lease liability, non-current
Operating lease liabilities, net of current portion	166	—		166	Operating lease liability, non-current
Total liabilities	11,904	—		11,904	Total liabilities
Stockholders’ deficit:					Stockholders’ equity (deficit):
Common stock	10	—		10	Common stock
Stockholders’ equity	3,580	—		3,580	Additional paid-in capital
Total stockholders’ equity	3,590	—		3,590	Total stockholders’ equity (deficit)
Total liabilities and stockholders’ equity	$15,494	$—		$15,494	Total liabilities, temporary equity and stockholders’ equity (deficit)

a.	Accrued expenses – To reclassify accrued expenses in the amount of $51 thousand to accrued salaries and wages.
b.	Income tax payable – To reclassify income tax payable in the amount of $434 thousand to accrued expenses.
c.	Customer deposits – To reclassify customer deposits in the amount of $4,734 thousand to deferred revenue, current.

Reclassifications included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended June 30, 2025

Cal Micro Presentation Three Months Ended June 30, 2025	Amount	Presentation Reclassifications	Note	Amount	Capstone Presentation Three Months Ended June 30, 2025
—					Revenue, net:
Net sales	$17,234	$(17,234)	a	$—	—
—	—	15,734	a	15,734	Product and accessories
—	—	1,452	a	1,452	Parts and service
—	—	48	a	48	Rentals
—	17,234	-		17,234	Total revenue, net
—					Cost of goods sold:
Cost of sales	13,193	(13,193)	b	—	—
—	—	11,812	b	11,812	Product and accessories
—	—	1,345	b	1,345	Parts and service
—	—	36	b	36	Rentals
—	13,193	—		13,193	Total cost of goods sold
Gross profit	4,041	—		4,041	Gross profit
Operating expenses:					Operating expenses:
Selling, general and administrative expenses	1,063	—		1,063	Selling, general and administrative
Total operating expenses	1,063	—		1,063	Total operating expenses
Income from operations	2,978	—		2,978	Loss from operations
Other income	107	—		107	Other income
Interest income	32	—		32	Interest income
Interest expense	(1)	—		(1)	Interest expense
Income before provision for income taxes	3,116	—		3,116	Income (loss) before provision for income taxes
Provision for income taxes	47	—		47	Provision for income taxes
Net income	$3,069	$—		$3,069	Net income (loss)

a.	Net sales - To reclassify revenue in the amount of $15,734 thousand, $1,452 thousand, and $48 thousand to product and accessories, parts and service, and rentals, respectively.
b.	Cost of sales - To reclassify cost of sales in the amount of $11,812 thousand, $1,345 thousand, and $36 thousand to product and accessories, parts and service, and rentals, respectively.

Reclassifications included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended March 31, 2025

Cal Micro Presentation Year Ended March 31, 2025	Amount	Presentation Reclassifications	Note	Amount	Capstone Presentation Year Ended March 31, 2025
—					Revenue, net:
Net sales	$12,087	$(12,087)	a	$—	—
—	—	5,733	a	5,733	Product and accessories
—	—	5,795	a	5,795	Parts and service
—	—	559	a	559	Rentals
—	12,087	—		12,087	Total revenue, net
—					Cost of goods sold:
Cost of sales	7,719	(7,719)	b	—	—
—	—	3,778	b	3,778	Product and accessories
—	—	3,561	b	3,561	Parts and service
—	—	380	b	380	Rentals
—	7,719	—		7,719	Total cost of goods sold
Gross profit	4,368	—		4,368	Gross profit
Operating expenses:					Operating expenses:
Selling, general and administrative expenses	3,094	—		3,094	Selling, general and administrative
Total operating expenses	3,094	—		3,094	Total operating expenses
Income from operations	1,274	—		1,274	Loss from operations
Other income	351	—		351	Other income
Interest income	11	—		11	Interest income
Interest expense	(30)	—		(30)	Interest expense
Income before provision for income taxes	1,606	—		1,606	Income (loss) before provision for income taxes
Provision for income taxes	20	—		20	Provision for income taxes
Net income	$1,586	$—		$1,586	Net income (loss)

a.	Net sales - To reclassify revenue in the amount of $5,733 thousand, $5,795 thousand, and $559 thousand to product and accessories, parts and service, and rentals, respectively.
b.	Cost of sales - To reclassify cost of sales in the amount of $3,778 thousand, $3,561 thousand, and $380 thousand to product and accessories, parts and service, and rentals, respectively.

Note 4 – Preliminary Consideration and Purchase Price Allocation

The allocation of the consideration, including any related tax effects, is preliminary and pending finalization of various estimates, inputs and analyses used in the valuation assessment of the specifically identifiable tangible and intangible assets acquired. Since the Pro Forma Financial Information has been prepared by Capstone based on preliminary fair values attributable to the Transaction, the actual amounts eventually recorded in accordance with the acquisition method of accounting may differ materially from the information presented.

The following table presents the preliminary calculation of consideration:

(In $ thousands)	As of June 30, 2025
Cash paid at close	$5,951
Deferred consideration (1)	3,411
Settlement of preexisting relationships (Note 5b)	3,101
Total preliminary consideration (2)	$12,463

(1)	Reflects the $4 million in deferred payments to be paid in 24 monthly installments beginning January 2026. Deferred consideration was discounted to present value using a rate of 11%, which reflects management’s estimate of the appropriate rate for similar obligations.
(2)	The preliminary estimate of contingent consideration is immaterial.

The preliminary allocation of the purchase price consideration is as follows:

	As of June 30, 2025
(In $ thousands)	Book value of net assets acquired (1)	Preliminary Purchase Accounting Adjustments	Note	Preliminary Purchase Price Allocation
Assets acquired
Cash	$5,153	$—		$5,153
Accounts receivable, net	7,593	—		7,593
Inventories	431	327	5c	758
Lease receivable, current	608	—		608
Prepaid expenses and other current assets	43	—		43
Property, plant, equipment and rental assets, net	105	—		105
Operating lease right-of-use assets	431	(36)	5d	395
Intangible assets	—	3,349	5e	3,349
Total assets acquired	14,364	3,640		18,004
Liabilities assumed
Accrued expenses	598	49	5g	647
Accrued salaries and wages	51	—		51
Deferred revenue, current	6,589	—		6,589
Finance lease liability, current	19	—		19
Operating lease liability, current	229	—		229
Finance lease liability, non-current	21	—		21
Operating lease liability, non-current	166	—		166
Total liabilities assumed	7,673	49		7,722
Net assets acquired excluding goodwill	$6,691	$3,591	5f	$10,282
Goodwill				2,181
Total preliminary consideration				$12,463

(1)	Certain preexisting relationships balances have been removed from the June 30, 2025 balance sheet as these amounts were settled as part of the Transaction and are not part of the net assets acquired. Refer to Note 5b for additional details.

As of the date of this filing, the preliminary consideration at the Closing Date is $14.9 million, which is a difference from that presented above in this Note 4 due to the actual amount of accounts receivable, deferred revenue and the fair value of deferred consideration on the Closing Date compared to the balances at June 30, 2025.The final allocation of the purchase consideration will be determined after completion of the closing balance sheet and any required adjustments.

Note 5 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

a.	Cash – Reflects the $5,951 thousand cash consideration paid at close.
b.	Accounts receivable, net, Prepaid expenses and other current assets, Other assets, Accounts payable, Deferred revenue, current – Reflects the elimination and settlement of the preexisting relationships between Capstone and Cal Micro. Upon the close of the Transaction, Capstone and Cal Micro will become a combined company and intercompany relationships will be eliminated upon consolidation.

(In $ thousands)	As of June 30, 2025
Capstone balances with Cal Micro
Accounts receivable, net	$(4,231)
Deferred revenue, current	(1,130)
Capstone settlement, net	(3,101)
Cal Micro balances with Capstone
Prepaid expenses and other current assets	(414)
Other assets	(716)
Accounts payable	(4,231)
Cal Micro settlement, net	3,101
Total adjustment to remove preexisting relationships	$-

c.	Inventories – Reflects the increase of $327 thousand in the carrying value of Cal Micro’s inventory to the estimated fair value.
d.	Operating lease right-of-use assets – Reflects the decrease of $36 thousand in the carrying value of Cal Micro’s operating lease right of use assets to the estimated fair value.
e.	Intangible assets – Reflects the preliminary fair value of intangible assets acquired from Cal Micro. Intangible assets acquired from Cal Micro relate to customer relationships and have an estimated useful life of six years.
f.	Goodwill – Reflects the recognition of the preliminary goodwill associated with the Transaction. Goodwill reflects the estimated Transaction consideration in excess of the fair value of the underlying net assets.
g.	Accrued expenses – Reflects the impact to accrued expenses as a result of the transaction accounting adjustments as follows:

(In $ thousands)	As of June 30, 2025
Capstone's remaining transaction costs	$987
Seller expenses assumed by Capstone (Note 4)	49
Total adjustment to Accrued expenses	$1,036

h.	Deferred consideration, current and non-current – Reflects the present value of the deferred consideration to be paid in 24 monthly installments of $167k beginning January 2026 through December 2027.
i.	Total stockholders’ deficit – Reflects the adjustments made to equity captions based on the Transaction.

(In $ thousands)	As of June 30, 2025
Elimination of historical Cal Micro common shares	$(10)
Common stock	(10)
Elimination of historical Cal Micro stockholders' equity	(3,580)
Additional paid-in capital	(3,580)
Remaining transaction costs (Note 5g)	(987)
Accumulated deficit	(987)
Total adjustments to Total stockholders' deficit	$(4,577)

Note 6 – Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

a.	Revenue, net and Cost of goods sold – Reflects the elimination of the preexisting relationship between Capstone and Cal Micro related to Cal Micro’s Distributor Agreement. Upon the close of the Transaction, Capstone and Cal Micro will become a combined company and intercompany relationships will be eliminated upon consolidation.

(In $ thousands)	Three months ended June 30, 2025	Year ended March 31, 2025 (1)
Capstone product and accessories revenue removal	$(11,652)	$(2,304)
Capstone parts and services revenue removal	(1,345)	(3,551)
Capstone rental revenue removal	(36)	(352)
Total Revenue, net	(13,033)	(6,207)
Cal Micro product and accessories cost removal	(11,652)	(3,777)
Cal Micro parts and services cost removal	(1,345)	(3,483)
Cal Micro part rental cost removal	(36)	(380)
Total Cost of goods sold	(13,033)	(7,640)
Total adjustment to remove preexisting relationships, net	$-	$1,433

(1)	The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2025 combines Capstone’s fiscal year results with Cal Micro’s results for the year ended December 31, 2024; as these periods differ by one fiscal quarter, eliminations of intercompany transactions have been made based on the overlapping periods and available information.
b.	Selling, general and administrative – Reflects the impact to selling, general and administrative expenses as a result of the transaction accounting adjustments as follows:

(In $ thousands)	Three months ended June 30, 2025	Year ended March 31, 2025
Estimated amortization expense for acquired intangibles (Note 5e)	$140	$558
Capstone's remaining transaction costs (1)	—	987
Total adjustment to Selling, general and administrative	$140	$1,545

(1)	Estimated costs to be incurred by Capstone in connection with the Transaction are recorded to Selling, general and administrative. These expenses are not expected to recur in any period beyond twelve months from the close of the Transaction.
c.	Interest expense – Reflects the interest expense for the deferred consideration in the amount of $111 thousand and $445 thousand for the three months ended June 30, 2025 and the year ended March 31, 2025, respectively.
d.	Provision for income taxes – Reflects the estimated income tax impact of adjustments to the unaudited pro forma condensed combined statements of operations for the three months ended June 30, 2025 and for the year ended March 31, 2025. The estimated income tax impact of the adjustments differs from the federal statutory rate of 21% due to the impact of the redeemable noncontrolling interests and the full valuation allowance the Company has established against its deferred tax assets.
e.	Net loss per share and Weighted average shares outstanding — basic and diluted – The unaudited pro forma condensed combined basic and diluted net loss per share calculations are based on the weighted average basic and diluted shares of Capstone.

	Three months ended June 30, 2025	Year ended March 31, 2025(1)
Capstone's weighted average shares outstanding	19,366,390	19,055,535
Total pro forma weighted average shares outstanding—basic	19,366,390	19,055,535
Dilutive impact of Capstone's pre-transaction preferred units	7,262,396	—
Dilutive impact of Capstone's pre-transaction restricted stock units	865,148	—
Dilutive impact of Capstone's pre-transaction performance restricted stock units	95,604	—
Total pro forma weighted average shares outstanding—diluted	27,589,537	19,055,535

(1) For the year ended March 31, 2025, the pro forma condensed combined statement of operations shows a net loss. As a result, diluted loss per share is the same as basic, as any dilutive securities would reduce loss per share.